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[FLIGHTSERV.COM(TM) LOGO]                                          EXHIBIT 99.1


Media Contact                                                Investor Relations
Denise Godoy                                                 Bill Wortman
Alexander Ogilvy Public Relations Worldwide                  CFO flightserv.com
(404) 881-2335                                               (404) 760-2521
dgodoy@alexanderogilvy.com



       FLIGHTSERV.COM(TM) LAUNCHES NEW INTERNET ERA FOR BUSINESS TRAVEL:

                       PRIVATE SEATS(TM) ON PRIVATE JETS


ATLANTA -- MARCH 9, 2000 -- flightserv.com (AMEX: FSW), a pioneer Internet company, has created a new online travel marketplace with today's launch of its proprietary Private Seats(TM) program. For the first time, business travelers such as lawyers, accountants, consultants and investment bankers have an affordable alternative to fully refundable commercial airline travel. Now the business traveler can purchase individual seats on chartered private jets. By combining the power of the Internet with the luxury and convenience of travel by private jet, flightserv.com has introduced the first real travel alternative for today's professional road warrior. Travel by private jet is no longer reserved for only the famous and wealthy, but is available to the entire traveling business community.

Through a unique patent-pending method and technology, flightserv.com's Private Seats(TM) program enables business travelers to set their own flight schedules between pre-set airport pairings. Using the power of the Internet, flightserv.com will aggregate demand for like itineraries and arrange for travel to be confirmed on private jets operated by the country's best Federal Aviation Administration (FAA) and Department of Transportation (DOT) certified private jet charter operators. All private jet flights confirmed through flightserv.com will arrive and depart from much more convenient and hassle-free general aviation airports or from the separate private jet facilities located at larger commercial airports.

Beginning today, travelers can visit www.flightserv.com and use the Private Seats(TM) program to arrange passenger-scheduled travel between New York's Teterboro Airport (located only 7 miles from downtown Manhattan) and Atlanta's DeKalb-Peachtree Airport (located just minutes away from Atlanta's financial district). flightserv.com will be rolling out additional airport pairings and expects that the Private Seats(TM) program will be available on over 100 routes by the end of 2000. Pricing for individual seats will be at slight premiums to fully refundable commercial airline ticket prices. The first travel date available for the New York/Atlanta Private Seats(TM) pairing is April 17th.

"We are redefining the travel experience for the business professional by creating an entirely new marketplace. Private seats on private jets have never been available before now, and the Internet is what makes it all possible," said C. Beverly Lance, flightserv.com's President & CEO. "There simply is nothing like the private jet travel experience, the luxury and time savings are tremendous", Lance added.
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FLIGHTSERV.COM NEWS RELEASE


CHANGING PRIVATE JET ECONOMICS
By partnering with the country's best private jet charter operators, the Private Seats program will also change the economics of private jet ownership. By aggregating demand and creating a new way for the business traveler to access travel on chartered private jets, flightserv.com expects to also help grow the businesses of its charter operator partners.

"No one else has ever done what flightserv.com is doing for private jet charter operators," said, Von Rodman, Vice President and General Manager of Jet Aviation, the world's largest private jet charter operator. "flightserv.com is creating a new economy for private jet ownership by using the Internet to deliver passengers to us that otherwise would never have access to the luxury and convenience of travel by private jet."

LEADING THE WAY WITH CUSTOMER SERVICE
The operations side of flightserv.com's Private Seats(TM) program is managed by a team of industry experts that include former Delta Air Lines executives with more than 300 years of combined customer service knowledge and experience -- critical elements necessary to insure the best in customer service. flightserv.com's experienced customer support staff will provide its customers 24/7 service.

ABOUT FLIGHTSERV.COM
flightserv.com, (AMEX: FSW) a pioneer in the online travel marketplace, has created the first customer enabled Internet exchange for business travel. flightserv.com's first product, the proprietary Private Seats(TM) program, allows business travelers to purchase individual seats on chartered private jets. Headquartered in Atlanta, GA, flightserv.com delivers business travelers unparalleled professional convenience by offering access to a variety of premium travel services, including chartered private jet travel, ground transportation, and lodging accommodations. For more information, please visit www.flightserv.com.

This release contains forward-looking statements within the meaning of Section 21A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes the expectations reflected in the forward-looking statements and assumptions upon which forward-looking statements are based are reasonable it can give no assurance that such expectations and assumptions will prove to have been correct. See the Company's Annual Report on Form 10-KSB for additional statements concerning important factors, such as demand for products, manufacturing costs and competition, that could cause actual results to differ materially from the Company's expectations.

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